UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 25, 2015

ZAGG Inc

(Exact Name of Registrant as Specified in Charter)

Nevada	001-34528	20-2559624
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3855 South 500 West, Suite J Salt Lake City, Utah 84115

(Address of Principal Executive Offices)

____________________

(801) 263-0699

(Registrant’s telephone number, including area code)

____________________

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14.a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 Submission of Matters to a Vote of Security Holders

On June 25, 2015, ZAGG Inc, a Nevada corporation (the “Company” or “ZAGG”), reconvened its 2015 Annual Meeting of Stockholders (the “Meeting”) at the offices of the Company in Salt Lake City, Utah, which was previously adjourned on June 11, 2015. The following matters were presented at the Meeting:

Proposal 1	Election of Directors: Randall L. Hales, Cheryl A. Larabee, E. Todd Heiner, Bradley J. Holiday, and Daniel R. Maurer.

Proposal 3	Advisory vote on the compensation of ZAGG’s name executive officers.

The Company concluded the voting on Proposals 1 and 3 during the Meeting. The voting totals were as follows:

Proposal 1	Election of Directors: Randall L. Hales, Cheryl A. Larabee, E. Todd Heiner, Bradley J. Holiday, and Daniel R. Maurer:

Nominee	Number of Shares Voted For	Number of Shares Withheld
Randall L. Hales	19,108,203	947,002
Cheryl A. Larabee	16,030,712	4,024,493
E. Todd Heiner	16,243,454	3,811,751
Bradley J. Holiday	16,358,957	3,696,248
Daniel R. Maurer	16,273,844	3,781,361

Based on the voting results shown above, each of the director nominees listed above was elected to the Company’s Board of Directors to serve until their respective successors have been duly elected and qualified.

Proposal 3	Advisory vote on the compensation of ZAGG’s name executive officers:

Number of Shares Voted For	Number of Shares Voted Against	Number of Shares Abstaining
18,708,875	902,566	443,764

Based on the voting results set forth above, the compensation of the Company’s named executive officers was approved by the Company’s stockholders on an advisory basis.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 25, 2015	ZAGG Inc

	By:	/s/ Randall L. Hales
	Name:	Randall L. Hales
	Its:	Chief Executive Officer, President